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                                                                  Exhibit 10.13


                          INDEMNIFICATION AGREEMENT


            THIS INDEMNIFICATION AGREEMENT, dated as of June __, 1995 (this "AGREEMENT"), is made by and between Morrison Knudsen Corporation, an Ohio corporation ("MKO") and MK Rail Corporation, a Delaware corporation ("MK RAIL").

                    W I T N E S E T H:

            WHEREAS, MKO owns 65% of the issued and outstanding shares of common stock of MK RAIL (the "MKO RAIL COMMON STOCK");

            WHEREAS, MK Rail, Morrison Knudsen Corporation, a Delaware corporation ("MKC"), and MKO have executed and entered into that certain Global Settlement Agreement dated as of June 15, 1995 (the "GLOBAL SETTLEMENT AGREEMENT");

            WHEREAS, pursuant to Section 6(i) of the Global Settlement Agreement, MKO has agreed to indemnify MK Rail and its officers and directors from any liability arising from shareholder litigation resulting from the sale by MKO of the MKO Rail Common Stock;

            WHEREAS, simultaneously with the execution of this Agreement, the "Closing Date" under the Global Settlement Agreement has occurred; and

            WHEREAS, MKO and MK Rail desire to enter into this Agreement to satisfy the requirements of Section 6(i) of the Global Settlement Agreement;

            NOW THEREFORE, in consideration of the terms and conditions contained herein, the consideration received by the parties pursuant to the Global Settlement Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


            1.    DEFINITIONS.

            When used herein, the following terms have the following meanings:

            "ACTION" any action or suit brought by a shareholder of MK Rail prior to the expiration of any applicable statute of limitations with respect thereto against an Indemnified Party arising out of, or resulting from, the sale by MKO of the MKO Rail Common Stock, including, without limitation, any derivative action.


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            "INDEMNIFIABLE LOSS" means any Loss for which MKO is required under this Agreement to indemnify an Indemnified Party.

            "INDEMNIFIED PARTY" means MK Rail and its present officers and directors.

            "INDEMNITY PAYMENT" means any amount required to be paid by MKO to any Indemnified Party pursuant to SECTION 3.1 hereof.

            "LOSS" means any actually incurred loss, claim, damage, obligation, payment, cost or expense arising out of any Action (including, without limitation, the costs and expenses of any Action, any demand, assessment, judgment, settlement or compromise related thereto and reasonable attorneys' fees, disbursements and other charges in connection therewith).

            "THIRD PARTY CLAIM" means any Action brought by any shareholder of MK Rail with respect to which MKO is or may be obligated to indemnify any Indemnified Party under this Agreement.


            2.  SURVIVAL OF AGREEMENTS.

            The obligations of the parties under this Agreement shall survive any sale by MKO of the MKO Rail Common Stock for a period of ten years.


            3.    INDEMNIFICATION.

            3.1 INDEMNIFICATION. MKO agrees to indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses relating to, arising out of or resulting from the sale by MKO of the MKO Rail Common Stock.

            3.2   REDUCTION OF INDEMNITY PAYMENTS.  The amount of any
Indemnity Payment shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by any Indemnified Party in reduction of the related Indemnifiable Loss. If any Indemnified Party shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnified Party shall pay to MKC a sum equal to the lesser of the amount of such insurance proceeds or other amounts actually received and retained or the net amount of the Indemnity Payments actually received previously. MKO shall be subrogated to the rights of each Indemnified Party under any insurance policy.



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            4.    PROCEDURE FOR INDEMNIFICATION.

            (a) If MK Rail receives notice of a Third Party Claim, MK Rail shall give MKO prompt notice thereof (including any pleadings relating thereto) after becoming aware of such Third Party Claim, specifying in reasonable detail the nature of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); PROVIDED, HOWEVER, that the failure of MK Rail to give notice as provided in this
      SECTION 4(a) shall not relieve MKO of its indemnification obligations hereunder, except to the extent that MKO is actually prejudiced by such failure to give notice.

            (b) In addition to the notification requirements of SECTION 4(a) hereof, MK Rail shall notify MKO, in the manner specified in such SECTION 4(a), of any Third Party Claim in respect of which there is a reasonable likelihood that based on the outcome of such Third Party Claim the reputation of MKO could be adversely affected in any material respect or the ability of MKO to conduct its business could be impaired in any material respect as a result of any injunctive relief sought.

            (c) MKO may elect to compromise or defend, at its own expense and by its own counsel, any Third Party Claim. If MKO elects to compromise or defend such Third Party Claim, it shall within 30 days of receipt of notice advise MK Rail of its intent to do so, and MK Rail shall cooperate, at the expense of MKO, in the compromise of, or defense against, such Third Party Claim. If MKO elects not to compromise or defend the Third Party Claim, fails to notify MK Rail of its election as herein provided or contests its obligation to indemnify MK Rail under this Agreement, MK Rail may pay, compromise of defend such Third Party Claim; PROVIDED, HOWEVER, MK Rail may not settle or compromise any Third Party Claim over the objection of MKO. In any event, MK Rail and MKO may participate, at their own expense, in the defense of such Third Party Claim.

            (d) Notwithstanding anything to the contrary in SECTION 4(c) hereof, unless MK Rail and MKO otherwise agree in writing, MKO shall have the exclusive right at its option to defend any Third Party Claim described in SECTION 4(b) hereof. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any such Third Party Claim.

            (e) Regardless of the party that defends a Third Party Claim, the other party shall make available all employees, books, records, communications, documents, items or matters within its knowledge, possession or control that are necessary or appropriate or reasonably deemed relevant with


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      respect to such defense; PROVIDED, HOWEVER, that nothing in this
      SECTION 4(e) shall be deemed to require the waiver of any privilege relating to the attorney-client relationship.

            (f) With respect to any Third Party Claim, no party shall enter into any compromise or settlement or consent to the entry of any judgment that does not include, as an unconditional term thereof, the giving by the third party of a release from all further liability concerning such Third Party Claim.



            5.    NO BENEFICIARIES.

            Except to the extent expressly provided otherwise in this Agreement with respect to present officers and directors of MK Rail, the indemnification provided for by this Agreement shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.


            6.    MISCELLANEOUS.

            6.1 CAPTIONS AND REFERENCES. The recitals to this Agreement (except for definitions) and the section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

            6.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

            6.3 NOTICES. Any notice, request or other communication to either party by the other as provided herein shall be given in the manner provided for by the Global Settlement Agreement.

            6.4 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.


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            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                                          MK RAIL CORPORATION,
                                          a Delaware corporation



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                          MORRISON KNUDSEN CORPORATION,
                                          an Ohio corporation



                                          By:
                                             ----------------------------------
                                          Name:
                                          Title: